EXHIBIT 5

                            SMITH, ANDERSON, BLOUNT,
                       DORSETT, MITCHELL & JERNIGAN, L.L.P
                              Post Office Box 2611
                       Raleigh, North Carolina 27602-2611
                            Telephone: (919) 821-1220
                            Facsimile: (919) 821-6800

December 10, 1999

Cree Research, Inc.
4600 Silicon Drive
Durham, North Carolina 27703

Ladies and Gentlemen:

      As counsel for Cree Research, Inc. (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 4,800,000 additional shares of its common stock (the "Common Stock"), pursuant to the Cree Research, Inc. Amended and Restated Equity Compensation Plan (the "Plan"). These securities are the subject of a Registration Statement to be filed by the Company with the Securities and Exchange Commission on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to which this opinion is to be attached as an exhibit. This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

      We have examined the Amended and Restated Articles of Incorporation, as amended, and Bylaws, as amended, of the Company, the minutes of meetings of its Board of Directors, and such other documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. Based on such examination, it is our opinion that the shares of Common Stock of the Company, which are being registered pursuant to the Registration Statement, may be legally issued in accordance with the Company's Amended and Restated Articles of Incorporation and Bylaws, and when so issued and duly delivered against payment therefor pursuant to the terms of the Plan, such shares will be legally issued, fully paid, and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under
Section 7 of the Act or the regulations promulgated pursuant to the Act.

      This opinion is limited to the laws of the State of North Carolina and no opinion is expressed as to the laws of any other jurisdiction.

      Our opinion is as of the date hereof, and we do not undertake to advise you of matters which might come to our attention subsequent to the date hereof which may affect our legal opinion expressed herein.

                                    Very truly yours,

                                    SMITH, ANDERSON, BLOUNT, DORSETT,
                                      MITCHELL & JERNIGAN, L.L.P.

                                    /s/  Smith, Anderson, Blount, Dorsett
                                         Mitchell & Jernigan, L.L.P.